UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2014

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
On December 15, 2014, Vonage Holdings Corp. (“Vonage”) completed its acquisition of Telesphere Networks Ltd., a Washington Corporation (“Telesphere”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated November 4, 2014 (the “Signing Date”), by and among Vonage, Thunder Acquisition Corp., a Washington corporation and newly formed wholly owned subsidiary of Vonage (“Merger Sub”), Telesphere, and each of John Chapple and Gary O’Malley, as representative of the securityholders of Telesphere (collectively, the “Representative”). Pursuant to the Merger Agreement, on December 15, 2014, Merger Sub merged with and into Telesphere, and Telesphere became a wholly owned subsidiary of Vonage (the “Merger”). A copy of the Merger Agreement was attached to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2014 as Exhibit 2.1 and is incorporated herein by reference.
Vonage acquired Telesphere for $114 million, adjusted for the amount of Telesphere’s working capital at closing, and for Telesphere’s outstanding indebtedness and unpaid transaction expenses as of closing. Approximately 80% of the purchase price was paid in cash and the remaining 20% was paid through the issuance of shares of Vonage common stock.
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), all outstanding options to purchase Telesphere common stock were accelerated, such that they were fully vested and exercisable as of the Effective Time, and cashed out at the spread between the exercise price and the applicable merger consideration. All options to purchase Telesphere common stock that were out-of the-money were cancelled and terminated with no right to receive payment.
In connection with its acquisition of Telesphere, Vonage has issued 6,824,964 shares of common stock. The shares of Vonage common stock issued pursuant to the Merger were issued only to “accredited investors” within the meaning of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). No public offering of securities is contemplated, and the issuance and sale of the shares of Vonage common stock is exempt from registration under Section 4(a)(2) of the Securities Act because the transaction does not involve a public offering. The shares of Vonage common stock are restricted securities for purposes of Rule 144 and subject to certain requirements before sale, including holding period requirements. Vonage has not engaged in general solicitation or advertising with regard to the issuance and sale of the Vonage common stock to be issued in the Merger.
Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated November 4, 2014, by and among Vonage, Thunder Acquisition Corp., Telesphere and the Representative (incorporated by reference to the Current Report on Form 8-K filed by Vonage with the Securities and Exchange Commission on November 5, 2014).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	December 16, 2014	By:	/s/ David T. Pearson
David T. Pearson Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated November 4, 2014, by and among Vonage, Thunder Acquisition Corp., Telesphere and the Representative (incorporated by reference to the Current Report on Form 8-K filed by Vonage with the Securities and Exchange Commission on November 5, 2014).

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